Exhibit 99.1

FINAL

ABIOMED REPORTS RECORD REVENUES OF $23.4 MILLION, UP 17%

FOR SECOND QUARTER OF FISCAL 2011

•	Record Worldwide Impella Revenue of $17.6 Million, Up 33%

•	U.S. Commercial Impella Reorders of $13.7 Million, Up 108%

DANVERS, Mass. — November 4, 2010 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported second quarter fiscal 2011 revenue of $23.4 million, up 17% compared to the same period of fiscal 2010. Revenues for the first half of fiscal 2011 were $45.4 million, up 14% from $39.9 million in the first half of fiscal 2010.

Total commercial U.S. Impella® revenue, including initial site stocking orders and reorders, totaled $16.1 million, a 33% increase compared to $12.1 million in the second quarter of fiscal 2010. Commercial U.S. Impella reorders of $13.7 million were up 108% from $6.6 million in the second quarter of fiscal 2010 and represented 85% of commercial U.S. Impella revenue.

Worldwide Impella revenue totaled $17.6 million, up 33% compared to revenue of $13.2 million during the same period of the prior year.

Financial and operating highlights during the second quarter of fiscal 2011 include:

•

A reported 597 U.S. commercial patients were treated with Impella 2.5, 5.0 or LD, a 77% increase compared to a reported 338 commercial patients in the second quarter of fiscal 2010. As of September 30, 2010, a reported 3,362 U.S. patients have been treated with Impella since the Impella 2.5 510(k) clearance in June 2008.

•

An additional 27 U.S. hospitals purchased Impella 2.5 for commercial use during the quarter, bringing the total to 464 commercial customers, as compared to 50 hospitals added in the second quarter of fiscal 2010, aligning with the Company’s strategy to open fewer sites and drive deeper utilization at existing customer sites.

•	Gross margin rate for the second quarter of fiscal 2011 was 77%, compared to 73% in the second quarter of fiscal 2010.

•	39 patients were enrolled in the Protect II study, for a total of 429 patients completed, or 66% of the 654 patients required.

•

Non-Impella revenue was $5.8 million for the second quarter of fiscal 2011, 15% lower than $6.8 million in the second quarter of fiscal 2010 and up 7% from $5.4 million in the first quarter of fiscal 2011.

•

GAAP net loss for the second quarter of fiscal 2011 was $3.2 million, or $0.09 per share, compared to a GAAP net loss of $7.7 million, or $0.21 per share for the second quarter of fiscal 2010. GAAP net loss for the first half of fiscal 2011 was $9.2 million, or $0.25 per share, compared to a GAAP net loss of $15.4 million, or $0.42 per share for the first half of fiscal 2010.

•

Non-GAAP net loss, which is described later in this press release for the second quarter of fiscal 2011 was $1.7 million, or $0.05 per share versus non-GAAP net loss of $5.3 million or $0.14 per share, in the second quarter of fiscal 2010. Non-GAAP net loss for the first half of fiscal 2011 was $5.4 million, or $0.14 per share versus non-GAAP net loss of $11.0 million or $0.30 per share, in the first half of fiscal 2010.

•	Cash, cash equivalents and short-term marketable securities totaled $54.1 million at September 30, 2010 compared to $54.9 million at June 30, 2010.

•

At TCT 2010 in September, Abiomed announced the latest results from USpella, a U.S. multicenter, observational registry of 352 Impella 2.5 patients. Impella was also used in three live cases broadcasted during the conference.

•

On September 30, 2010, Abiomed announced the launch of a specialized partner program that enables select top healthcare institutions to provide advanced training in hemodynamic support and complex patient management to better facilitate heart muscle recovery. PinnacleHealth is the first healthcare institution to join the program.

“The second quarter of fiscal 2011 was outstanding. It was highlighted by the release of the USpella results at TCT in September, record revenues and number of patients supported and positive operational performance,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “Despite the industry summer slowdown, the second quarter of fiscal 2011 demonstrated that our momentum is growing both year over year and sequentially on revenue, patients, and clinical evidence. In summary, the company executed and had the best quarter in our 29 year history.”

Based on second quarter fiscal 2011 results and a positive Impella outlook, the Company is raising full year worldwide revenue guidance to the range of $93 million to $97 million.

The Company will host a conference call to discuss the results on Thursday, November 4, 2010, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800.659.1942; the international number is 617.614.2710. The access participant code is 82092317. A replay of this conference call will be available beginning at 11 a.m. ET on November 4, 2010 through 11:59 p.m. ET on November 18, 2010. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 72509166.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income, all as further detailed in the financial tables accompanying this earnings announcement, which management believes are useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

978-646-1553

ir@abiomed.com

###

Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed Inc

Reconciliation of GAAP to Non-GAAP Net Income/(Loss)

(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net loss on a GAAP basis	$(3,201)	$(7,674)	$(9,181)	$(15,434)

Share-based compensation expense:
- Cost of product revenue	50	138	112	255
- Research & development	226	389	536	518
- Selling, general and administrative	1,099	1,471	2,098	2,925

Athlone lease exit charge
- Selling, general and administrative	—	—	791	—

Amortization of intangible assets	372	371	739	725

Sale of World Heart Stock
- Other income/(expense)	(217)	—	(456)	—

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) on a non-GAAP basis	$(1,671)	$(5,305)	$(5,361)	$(11,011)

Net income/(loss) per share reconciliation

(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net loss per share on a GAAP basis	($0.09)	($0.21)	($0.25)	($0.42)

Share-based compensation expense:
- Cost of product revenue	0.00	0.01	0.01	0.01
- Research & development	0.01	0.01	0.01	0.01
- Selling, general and administrative	0.03	0.04	0.06	0.08

Athlone fair value charge
- Selling, general and administrative	—	—	0.02	—

Amortization of intangible assets	0.01	0.01	0.02	0.02

Sale of World Heart Stock
- Other income/(expense)	(0.01)	—	(0.01)	—

Income tax effect of non-GAAP adjustments	—	—	—	—

Net income/(loss) per share on a non-GAAP basis	($0.05)	($0.14)	($0.14)	($0.30)

Shares used in calculation of net income/(loss) per share on a non-GAAP basis	37,156	36,924	37,121	36,736

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2010	March 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,151	$4,788
Short-term marketable securities	49,979	53,477
Accounts receivable, net	14,986	13,516
Inventories	7,031	9,211
Prepaid expenses and other current assets	1,215	1,676

Total current assets	77,362	82,668
Property and equipment, net	6,171	6,753
Intangible assets, net	2,295	2,979
Goodwill	37,603	37,170

Total assets	$123,431	$129,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,706	$3,764
Accrued expenses	11,938	13,011
Deferred revenue	1,529	1,289

Total current liabilities	17,173	18,064
Long-term deferred tax liability	3,525	3,040
Other long-term liabilities	538	510

Total liabilities	21,236	21,614

Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	378	375
Authorized - 100,000,000 shares; Issued - 37,893,294 shares at September 30, 2010 and 37,484,018 shares at March 31, 2010;
Outstanding - 37,842,640 shares at September 30, 2010 and 37,433,064 shares at March 31, 2010
Additional paid-in-capital	375,663	372,425
Accumulated deficit	(272,196)	(263,015)
Treasury stock at cost - 50,954 at September 30, 2010 and March 31, 2010	(827)	(827)
Accumulated other comprehensive loss	(823)	(1,002)

Total stockholders’ equity	102,195	107,956

Total liabilities and stockholders’ equity	$123,431	$129,570

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Product	$23,058	$19,725	$44,819	$39,314
Funded research and development	318	297	559	621

Total Revenue	23,376	20,022	45,378	39,935

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,408	5,446	10,692	10,518
Research and development	6,589	6,786	13,242	12,769
Selling, general and administrative	14,054	14,816	29,807	30,783
Amortization of intangible assets	372	371	739	725

	26,423	27,419	54,480	54,795

Loss from operations	(3,047)	(7,397)	(9,102)	(14,860)

Other income and expense:
Investment (expense) income, net	(1)	53	(3)	97
Gain on sale of WorldHeart stock	217	—	456	—
Other expense, net	(128)	(88)	(47)	(203)

	88	(35)	406	(106)

Loss before provision for income taxes	(2,959)	(7,432)	(8,696)	(14,966)
Provision for income taxes	242	242	485	468

Net loss	$(3,201)	$(7,674)	$(9,181)	$(15,434)

Basic and diluted net loss per share	$(0.09)	$(0.21)	$(0.25)	$(0.42)
Weighted average shares outstanding	37,156	36,924	37,121	36,736